EXHIBIT 10.10

Contract No: CPCGBD2011-01

China PharmaHub Corp

Guangzhou Baidi Biotechnology Co., Ltd.

Cooperation Agreement

Table of Contents

1. PARTIES	3

2. RECITAL	3

3. COOPERATION METHODS	4

4. COOPERATION OF THE EGFR HUMANIZED ANTIBODY PROJECT	4

5. AUTHORIZATION	5

6. CONFIDENTIALITY AND NON-COMPETITION	5

7. TERMS OF COOPERATION	6

8. FORCE MAJEURE	6

9. NOTICE	6

10. DISPUTE RESOLUTION	6

11. MISCELLANEOUS	7

Cooperation Agreement

1.     PARTIES

Party A: China PharmaHub Corp
Address: 20955 Pathfinder Road, Suite 100, Diamond Bar, California, U.S.A
Post Code: 91765
Legal Representative:
Telephone: (909) 843-6388

Party B:   Guangzhou Baidi Biotechnology Co., Ltd.
Address: Wanbo Industrial Base, Zhong Village, Panyu, Guangzhou
Telephone: ：020-34774602
Fax: 020-34776594
Post Code: 511495
Legal Representative:

2.     RECITAL

1) Whereas China PharmaHub Corp (“CPC”), a public company in the United States, is engaged  in searching, identifying, developing and marketing biological science and technology, medicines, therapeutic methods, medical instruments and health protection products having material impacts on patients and the society and is now focusing on regions and countries like the Unites States and China, plans to partner with accomplished and capable companies in China, to encourage technology transfer and commercialization of advanced medicinal technology and medical equipment.  CPC is currently in discussion of collaboration with Chinese government agencies, universities, technology transfer agency and companies and has established relationships with some.  CPC established Akanas Therapeutics, Inc. and MediTherX, Inc. in 2010. These companies use atomic structure for antibody humanization to rapidly and cost-effectively create humanized antibodies; and

2) Whereas Guangzhou Baidi Biotechnology Co., Ltd. (“Baidi Bio”), a modern biomedicine company incorporated in Guangzhou City, Guangdong Province, the People’s Republic of China, subsidiary of Guangzhou Pharmaceutical Co., Ltd., a public company listed on Hong Kong and Shanghai Stock Exchange. Baidi Bio deals mainly with biomedicine research and development, production and distribution while being guided by the development direction of the research and development and industrialization of biomedical vaccine, gene-engineering-based medicines and supporting materials used for gene engineering. Baidi operates two GMP standard facilities with advanced equipments, which fulfills the production requirements of genetic engineering fermentation, vaccines, purification, etc.  Baidi Bio’s research and development facility occupies 2100 square meters capable with gene expression, animal tissue and cell culture, protein purification, gene transfer, fermentation engineering, single antibody clone and a variety of other R&D activities.

Now, therefore, the Parties conclude the frame agreement via friendly negotiation as below:

3.     COOPERATION METHODS

3.1  Both Parties agree to establish a partnership in the bio-pharmaceutical industry.

3.2  PharmaHub will obtain projects from outside of the China region, which tallying with the development goals of Baidi Bio and communicate with Baidi Bio on a timely basis.

3.2 Baidi Bio entrusts PharmaHub to find suitable projects on its behalf in international markets and provides the requirements on the projects in detail. PharmaHub accepts Xiangxue’s entrust.

3.3 As to the projects proposed by PharmaHub, Baidi Bio shall evaluate within 2 weeks of receiving project material and clarify its intention in further involvement on a timely basis. For the project that Baidi Bio intends for further involvement, Baidi Bio shall provide the Chinese market data, market feasibility, procedure and time required to enter China in relation to the project and discuss with PharmaHub for specific cooperation agreement.  For projects mutually agreed to take on by both Parties, the Parties shall enter into a project specific definitive agreement with operation details.

4.     COOPERATION OF THE EGFR HUMANIZED ANTIBODY PROJECT

4.1 The project of EGFR humanized antibody belongs to MeditherX, a company invested by PharmaHub, and Baidi Bio is capable to participate in the research and development and industrialization of EGFR humanized antibody.

4.2 The Parties agree to implement the cooperation project by following the procedures:

4.2.1 The Parties will enter into project specific confidentiality agreement for radioactive glass microsphere at the same time executing this Cooperation Agreement.

4.2.2  PharmaHub will provide the information and materials of the project and arrange the technicians in charge of the project to contact Baidi Bio directly.

4.2.3  Baidi Bio shall arrange technicians to communicate with PharmaHub and conduct project evaluation.

4.2.3 Upon receiving the information and the technical communication of the project, Baidi Bio will complete the evaluation on the project within 60 days.

4.2.4 Should the project pass the evaluation, the Parties should enter into the cooperation agreement within 60 days.

5.     AUTHORIZATION

5.1 While concluding this agreement, Baidi Bio should execute a letter of delegation in favor of PharmaHub to entrust PharmaHub find suitable projects on its behalf in international markets

6.     CONFIDENTIALITY AND NON-COMPETITION
6.1   Without the prior written permit of the other party, neither party may disclose or use the confidential information of the other party, regardless of its format and media and including the commercial or technical information revealed by the other party in written form or orally.

6.2 The Parties undertake and warranty:

6.2.1 Use the confidential information solely for the purpose of this agreement;

6.2.2 Take reasonable and operational measures to protect the confidential information and keep them from being disclosed;

6.2.3 Restrict the confidential information to the knowledge of the personnel that are necessary to receive the information;

6.2.4 Supervise that the employees receiving the confidential information observe the confidential obligations;

6.2.5 Duplicate the confidential information only for the purpose of this agreement;

6.2.6 Do not disclose the confidential information to any third party; and

6.2.7 Return the confidential information of the other party when the agreement matures or is terminated and prove that all the copies of the confidential information have been destroyed.

6.3 The restrictions of Article 6.2 do not apply to the information given below:

6.3.1 the information having or will come into public knowledge not due to the fault of the receiving party;

6.3.2 the information received from a third party without violating the confidential agreement;

6.3.3 the information developed independently by the receiving party; and

6.3.4 the information obtained when the information is disclosed.

6.4 Without the other party’s approval, neither party may contact, negotiate with or cooperate with any third party openly or privately for similar businesses.

6.5 Should any project require the Parties to conclude separate confidential agreement, the Parties agree to do so.

6.6 Article 6 hereunder will survive the termination or release of the cooperation between the Parties for two years.

7.     TERMS OF COOPERATION

7.1 Unless it is terminated as required by laws or according to the provisions given hereunder, this agreement will be effective for two years since it is executed.

7.2 Should either party fail to fulfill any obligation provided hereunder and fail to correct it within 30 days upon receiving the written notice for the other party, the other party may send written notice to terminate this agreement.

8.     FORCE MAJEURE

In case of the factors of force majeure, i.e., the events that cannot be foreseen and controlled like war, flood, fire, typhoon, earthquake, embargo and other accidents acknowledged by both parties that will prevent the agreement from being performed, the party affected may delay the performing, partially perform or not perform the agreement and may be exempted completely or partially the default liabilities.

9.     NOTICE

All the notices in relation to this agreement shall be sent to the addresses given hereunder by first-grade (registered) mail, personal delivery or fax with confirmation receipt and be deemed as being sent on the actual business date when it is received.

Name:  China PharmaHub Corp
Telephone: +001 (909)_843-6388
Address: 20955 Pathfinder Road, Suite 100, Diamond Bar, California, U.S.A
Post Code: 91765
Fax: +001 (877) 849-9553

Name:   Guangzhou Baidi Biotechnology Co., Ltd.
Address: Wanbo Industrial Base, Zhong Village, Panyu, Guangzhou
Telephone: ：＋86 （020) 34774602
Post Code: 511495
Fax: +86 (020) 34776594

10.     DISPUTE RESOLUTION

10.1 This agreement shall be governed and explained by Chinese laws.

10.2 Should any dispute arising from the interpretation or implementation of any provision hereunder, the Parties should try to settle it in good faith through negotiation. If the dispute could not be settled via negotiation, either party may file it with Hong Kong International Arbitration Center for the arbitration under the current arbitration rules of the Center. The arbitration shall take place in Hong Kong.

11.     MISCELLANEOUS

11.1 This agreement is concluded by the Parties in Guangzhou on this 3rd day of December, 2010 and will come into effect upon being executed by both Parties.

11.2  This agreement is prepared in Chinese in two copies, each party holding one.

 (This page is the signing page for China PharmaHub Corp and Guangzhou Baidi Biotechnology Co., Ltd.)

Party A: China PharmaHub Corp	Party B: Guangzhou Baidi Biotechnology Co., Ltd.

Party A’s Representative: /s/ Richard Lui	Party B’s Representative: /s/ Jiannong Chen

(Signature and Seal)	(Signature and Seal)

Date: December 3, 2010	Date: December 3, 2010